Exhibit 99.1

CarGurus Announces Fourth Quarter and Full-Year 2021 Results

Fourth Quarter Highlights:

•
Total revenue of $339.3 million, an increase of 124% year-over-year
•
GAAP operating income of $43.9 million; non-GAAP operating income of $76.3 million
•
GAAP consolidated net income of $34.2 million; non-GAAP consolidated net income of $61.5 million
•
GAAP net income attributable to CarGurus, Inc. of $29.6 million; non-GAAP net income attributable to common stockholders of $50.4 million
•
Consolidated Adjusted EBITDA of $80.3 million; Adjusted EBITDA of $67.6 million

Full-Year Year Highlights:

•
Total revenue of $951.4 million, an increase of 73% year-over-year
•
GAAP operating income of $148.3 million; non-GAAP operating income of $256.8 million
•
GAAP consolidated net income of $110.4 million; non-GAAP consolidated net income of $203.8 million
•
GAAP net income attributable to CarGurus, Inc. of $109.2 million; non-GAAP net income attributable to common stockholders of $185.4 million
•
Cash, cash equivalents and short-term investments of $321.9 million and no debt
•
Consolidated Adjusted EBITDA of $270.3 million; Adjusted EBITDA of $249.5 million

CAMBRIDGE, MA: February 24, 2022 — CarGurus, Inc. (Nasdaq: CARG), a multinational, online automotive platform for buying and selling vehicles, today announced financial results for the fourth quarter and full-year ended December 31, 2021.

"2021 was a transformative year for CarGurus as we evolved from a listings business to a transaction-enabled marketplace providing valuable cross-platform synergies to both our dealer partners and our industry leading consumer audience," said Jason Trevisan, Chief Executive Officer of CarGurus. "This was made possible with the acquisition of CarOffer, the launch of CarGurus Instant Max Cash Offer and the progression of our digital retail capabilities. These milestones were integral to the development of our end-to-end transaction-enabled marketplace. I’m thrilled to share that with these sizable new growth vectors and through the remarkable resiliency of our foundational listings business, CarGurus achieved exceptional results and exceeded our forecasted guidance for the fourth quarter and full-year 2021."

Revenue Presentation Update and Performance:

CarGurus' consolidated income statements have been disaggregated to reflect revenues and costs of revenue between the Marketplace, Wholesale, and Product components of its business. CarGurus believes this reorganization provides greater transparency of its business as well as more accurately reflects the revenue streams from its new growth vectors.

Fourth Quarter 2021:

• Total revenue was $339.3 million, an increase of 124% compared to $151.6 million in the fourth quarter of 2020. Marketplace revenue was $160.8 million, Wholesale revenue was $82.6 million and Product revenue was $96.0 million in the fourth quarter 2021.

Full-Year 2021:

• Total revenue was $951.4 million, an increase of 73% compared to $551.5 million in 2020. Marketplace revenue was $636.9 million, Wholesale revenue was $195.1 million and Product revenue was $119.3 million in 2021.

Operating Income

Fourth Quarter 2021:

• GAAP operating income was $43.9 million, an increase of 31% compared to $33.5 million in the fourth quarter of 2020.

• Non-GAAP operating income was $76.3 million, an increase of 63% compared to $46.7 million in the fourth quarter of 2020.

Full-Year 2021:

• GAAP operating income was $148.3 million, an increase of 52% compared to $97.8 million in 2020.

• Non-GAAP operating income was $256.8 million, an increase of 70% compared to $151.5 million in 2020.

Consolidated Net Income, Net (Loss) Income Attributable to Common Stockholders, Consolidated Adjusted EBITDA, & Adjusted EBITDA

Fourth Quarter 2021:

• GAAP consolidated net income was $34.2 million during the quarter ended December 31, 2021, compared to $25.2 million during the quarter ended December 31, 2020.

• Non-GAAP consolidated net income was $61.5 million during the quarter ended December 31, 2021, compared to $36.5 million during the quarter ended December 31, 2020.

• GAAP net (loss) income attributable to common stockholders was ($79.8) million or ($0.68) per fully diluted share, during the quarter ended December 31, 2021, compared to $25.2 million, or $0.22 per fully diluted share, during the quarter ended December 31, 2020.

• Non-GAAP net income attributable to common stockholders was $50.4 million, or $0.43 per fully diluted share, during the quarter ended December 31, 2021, compared to $36.5 million, or $0.32 per fully diluted share, during the quarter ended December 31, 2020.

• Consolidated Adjusted EBITDA, a non-GAAP metric, was $80.3 million for the quarter ended December 31, 2021, compared to $48.6 million for the quarter ended December 31, 2020.

• Adjusted EBITDA, a non-GAAP metric, was $67.6 million for the quarter ended December 31, 2021, compared to $48.6 million for the quarter ended December 31, 2020.

Full-Year 2021:

• GAAP consolidated net income was $110.4 million during 2021, compared to $77.6 million during 2020.

• Non-GAAP consolidated net income was $203.8 million during 2021, compared to $121.8 million during 2020.

• GAAP net (loss) income attributable to common stockholders was ($0.2) million, or ($0.00) per fully diluted share, during 2021, compared to $77.6 million, or $0.68 per fully diluted share, during 2020.

• Non-GAAP net income attributable to common stockholders was $185.4 million, or $1.58 per fully diluted share, during 2021, compared to $121.8 million, or $1.07 per fully diluted share, during 2020.

• Consolidated Adjusted EBITDA, a non-GAAP metric, was $270.3 million in 2021, compared to $160.8 million in 2020.

• Adjusted EBITDA, a non-GAAP metric, was $249.5 million in 2021, compared to $160.8 million in 2020.

Balance Sheet and Cash Flow

• As of December 31, 2021, CarGurus had cash, cash equivalents and short-term investments of $321.9 million and no debt.

• CarGurus used ($36.8) million in cash from operations and ($41.6) million in free cash flow, a non-GAAP metric, during the fourth quarter of 2021, compared to having generated $47.9 million in cash from operations and $46.2 million in free cash flow during the fourth quarter of 2020. For the full-year 2021, CarGurus generated $98.3 million in cash from operations and $84.4 million in free cash flow compared to having generated $156.7 million in cash from operations and $149.2 million in free cash flow in 2020.

Fourth Quarter Business Metrics(1)

• U.S. revenue was $327.9 million in the fourth quarter of 2021, an increase of 128% compared to $143.7 million in the fourth quarter of 2020.

• GAAP operating income in the U.S. was $47.0 million, an increase of 21% compared to $38.8 million in the fourth quarter of 2020.

• International revenue was $11.5 million in the fourth quarter of 2021, an increase of 45% compared to $7.9 million in the fourth quarter of 2020.

• GAAP operating loss in International markets was ($3.1) million, a reduction in loss of 42% compared to a loss of ($5.3) million in the fourth quarter of 2020.

• Total paying dealers were 30,630 at December 31, 2021, a net decrease of one dealer compared to 30,631 at December 31, 2020. Of the total paying dealers at December 31, 2021, U.S. and International accounted for 23,860 and 6,770, respectively, compared to 23,934 and 6,697, respectively, at December 31, 2020.

• Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,633 as of December 31, 2021, an increase of 6% compared to $5,304 as of December 31, 2020.

• QARSD in International markets was $1,546 as of December 31, 2021, an increase of 46% compared to $1,060 as of December 31, 2020.

• Website traffic and consumer engagement metrics for the fourth quarter of 2021 were as follows:

o
U.S. average monthly unique users were 28.6 million, a decrease of (15%) compared to 33.8 million in the fourth quarter of 2020.
o
U.S. average monthly sessions were 74.3 million, a decrease of (10%) compared to 82.3 million in the fourth quarter of 2020.
o
International average monthly unique users were 6.9 million, a decrease of (4%) compared to 7.1 million in the fourth quarter of 2020.
o
International average monthly sessions were 15.8 million, a decrease of (3%) compared to 16.3 million in the fourth quarter of 2020.

(1)
CarOffer is excluded from the metrics presented for paying dealers, QARSD, users and sessions.

First Quarter 2022 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges for the first quarter 2022:

•	Total revenue	$390 million to $410 million
•	Non-GAAP operating income	$59 million to $65 million
•	Non-GAAP EPS	$0.31 to $0.33

The first quarter 2022 non-GAAP earnings per share calculation assumes 118.5 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the first quarter 2022 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors and industry conditions. Guidance for the first quarter 2022 excludes the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers, such as offering fee reductions or waivers as we have done from time to time during the COVID-19 pandemic. Guidance also excludes adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance for non-GAAP operating income to GAAP operating income or non-GAAP consolidated EPS to GAAP consolidated EPS because stock-based compensation, amortization of intangible assets, acquisition-related expenses, and adjustments to the carrying value of redeemable noncontrolling interests resulting from changes in the redemption value of such interests, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its fourth quarter and full-year ended 2021 financial results and business outlook at 5:00 p.m. Eastern Time today, February 24, 2022. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, February 24, 2022, until 11:59 p.m. Eastern Time on March 10, 2022, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13725601. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus marketplace gives consumers the confidence to purchase or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Visits, Q4 2021, U.S.).

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2022 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter 2022, the development of our end-to-end transaction-enabled marketplace, the disaggregation of revenue and cost of revenue within our consolidated income statements, our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors, our business and strategy and the impact of the COVID-19 pandemic and other macro-level issues on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our growth and ability to grow our revenue, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate, our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith, natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$231,944	$190,299
Investments	90,000	100,000
Accounts receivable, net of allowance for doubtful accounts of $420 and $616, respectively	189,324	18,235
Inventory	19,656	—
Prepaid expenses, prepaid income taxes and other current assets	16,430	12,385
Deferred contract costs	9,045	10,807
Restricted cash	6,709	250
Total current assets	563,108	331,976
Property and equipment, net	32,210	27,483
Intangible assets, net	83,915	10,862
Goodwill	158,287	29,129
Operating lease right-of-use assets	60,609	60,835
Restricted cash	9,627	10,377
Deferred tax assets	13,378	19,774
Deferred contract costs, net of current portion	5,867	9,189
Other non-current assets	4,573	2,673
Total assets	$931,574	$502,298
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$66,153	$21,563
Accrued expenses, accrued income taxes and other current liabilities	78,586	24,751
Deferred revenue	12,784	9,137
Operating lease liabilities	13,186	11,085
Total current liabilities	170,709	66,536
Operating lease liabilities	57,519	58,810
Deferred tax liabilities	58	291
Other non–current liabilities	23,639	3,075
Total liabilities	251,925	128,712
Redeemable noncontrolling interest	162,808	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value; 500,000,000 shares authorized; 101,773,034 and 94,310,309 shares issued and outstanding at December 31, 2021 and 2020, respectively	102	94
Class B common stock, $0.001 par value; 100,000,000 shares authorized; 15,999,173 and 19,076,500 shares issued and outstanding at December 31, 2021 and 2020, respectively	16	19
Additional paid–in capital	387,868	242,181
Retained earnings	129,258	129,412
Accumulated other comprehensive (loss) income	(403)	1,880
Total stockholders’ equity	516,841	373,586
Total liabilities and stockholders’ equity	$931,574	$502,298

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue
Marketplace	$160,759	$151,553	$636,942	$551,451
Wholesale	82,595	—	195,127	—
Product	95,988	—	119,304	—
Total revenue	339,342	151,553	951,373	551,451
Cost of revenue(1)(2)
Marketplace	13,703	11,454	47,689	42,706
Wholesale	52,335	—	127,679	—
Product	93,569	—	118,647	—
Total cost of revenue	159,607	11,454	294,015	42,706
Gross profit	179,735	140,099	657,358	508,745
Operating expenses:
Sales and marketing	89,639	67,183	290,574	256,979
Product, technology, and development	27,090	19,997	106,423	85,726
General and administrative	30,583	17,869	97,678	62,166
Depreciation and amortization	(11,501)	1,589	14,415	6,118
Total operating expenses	135,811	106,638	509,090	410,989
Income from operations	43,924	33,461	148,268	97,756
Other income (expense), net:
Interest income	26	22	120	1,075
Other income (expense), net	640	(75)	972	279
Total other income (expense), net	666	(53)	1,092	1,354
Income before income taxes	44,590	33,408	149,360	99,110
Provision for income taxes	10,431	8,245	38,987	21,557
Consolidated net income	34,159	25,163	110,373	77,553
Net income attributable to redeemable noncontrolling interest	4,527	—	1,129	—
Net income attributable to CarGurus, Inc.	$29,632	$25,163	$109,244	$77,553
Accretion of redeemable noncontrolling interest to redemption value	109,398	—	109,398	—
Net (loss) income attributable to common stockholders	$(79,766)	$25,163	$(154)	$77,553
Net (loss) income per share attributable to common stockholders:
Basic	$(0.68)	$0.22	$(0.00)	$0.69
Diluted	$(0.68)	$0.22	$(0.00)	$0.68
Weighted–average number of shares of common stock used in computing net (loss) income per share attributable to common stockholders:
Basic	117,696,590	113,386,809	117,142,062	112,854,524
Diluted	117,696,590	114,291,136	117,142,062	113,849,815

(1) Includes depreciation and amortization expense for the three months ended December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 of $22,490, $974, $26,061 and $5,224, respectively.

(2) We have recorded a $14.9 million adjustment related to the presentation of amortization of developed technology, acquired in the CarOffer acquisition on January 14, 2021, in our consolidated statement of operations for the three and twelve months ended December 31, 2021. We had previously recorded amortization expense as a component of operating expenses but given the underlying nature of the asset we believe the amortization more closely aligns with cost of goods sold. We assessed the materiality of this reclass on the historical financial statements, individually and in aggregate, and concluded the effect of the reclass was not material to our consolidated financial statements for any of the periods.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating Activities
Consolidated net income	$34,159	$25,163	$110,373	$77,553
Adjustments to reconcile consolidated net income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,989	1,412	40,476	10,191
Currency loss (gain) on foreign denominated transactions	2	55	(70)	23
Deferred taxes	389	7,466	6,163	22,235
Provision for doubtful accounts	272	188	999	1,930
Stock-based compensation expense	10,974	10,687	53,525	45,090
Amortization of deferred contract costs	3,010	3,010	12,653	11,605
Impairment of long-lived assets	777	1,151	3,128	1,151
Changes in operating assets and liabilities:
Accounts receivable, net	(123,176)	(2,065)	(174,771)	3,889
Inventory	(13,261)	—	(17,318)	—
Prepaid expenses, prepaid income taxes, and other assets	(2,098)	(3,620)	(5,068)	3,484
Deferred contract costs	(1,192)	(4,456)	(7,714)	(11,378)
Accounts payable	10,849	4,668	35,397	(15,077)
Accrued expenses, accrued income taxes, and other liabilities	31,009	5,724	35,817	7,450
Deferred revenue	271	(548)	3,661	(861)
Lease obligations	255	(898)	1,041	(542)
Net cash (used in) provided by operating activities	(36,771)	47,937	98,292	156,743
Investing Activities
Purchases of property and equipment	(2,778)	(220)	(7,713)	(2,952)
Capitalization of website development costs	(2,018)	(1,534)	(6,163)	(4,579)
Cash paid for acquisitions, net of cash acquired	—	—	(64,273)	(21,056)
Investments in certificates of deposit	(30,000)	(100,000)	(120,000)	(100,000)
Maturities of certificates of deposit	30,000	—	130,000	111,692
Net cash used in investing activities	(4,796)	(101,754)	(68,149)	(16,895)
Financing Activities
Proceeds from exercise of stock options	126	141	663	1,136
Payment of finance lease obligations	(10)	(9)	(39)	(37)
Payment of withholding taxes and option costs on net share settlement of restricted stock units and stock options	(4,074)	(2,476)	(15,388)	(11,184)
Repayment of line of credit	—	—	(14,250)	—
Payments received in advance from third-party payment processor	46,822	—	46,822	—
Net cash provided by (used in) financing activities	42,864	(2,344)	17,808	(10,085)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(238)	269	(597)	440
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,059	(55,892)	47,354	130,203
Cash, cash equivalents, and restricted cash at beginning of period	247,221	256,818	200,926	70,723
Cash, cash equivalents, and restricted cash at end of period	$248,280	$200,926	$248,280	$200,926

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP operating income	$43,924	$33,461	$148,268	$97,756
Stock-based compensation expense	24,608	10,687	77,710	45,321
Amortization of acquired intangible assets	7,794	581	30,152	1,993
Acquisition-related expenses	—	1,938	709	2,906
Restructuring expenses(1)	—	—	—	3,514
Non-GAAP operating income	$76,326	$46,667	$256,839	$151,490

GAAP operating margin	13%	22%	16%	18%
Non-GAAP operating margin	22%	31%	27%	27%

(1) Excludes stock-based compensation expense of $753 for the year ended December 31, 2020 related to the expense reduction plan approved by our Board of Directors on April 13, 2020 to address the impact of the COVID-19 pandemic on our business (the “Expense Reduction Plan”), as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP consolidated net income	$34,159	$25,163	$110,373	$77,553
Stock-based compensation expense, net of tax(1)	19,440	8,443	61,391	35,804
Change in tax provision from stock-based compensation expense(2)	146	350	1,179	39
Amortization of acquired intangible assets	7,794	581	30,152	1,993
Acquisition-related expenses	—	1,938	709	2,906
Restructuring expenses(3)	—	—	—	3,514
Non-GAAP consolidated net income	61,539	36,475	203,804	121,809
Net income attributable to redeemable noncontrolling interest	(11,094)	—	(18,405)	—
Non-GAAP net income attributable to common stockholders	$50,445	$36,475	$185,399	$121,809
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.43	$0.32	$1.58	$1.08
Diluted	$0.43	$0.32	$1.58	$1.07
Shares used in Non-GAAP per share calculations
Basic	117,697	113,387	117,142	112,855
Diluted	117,697	114,291	117,142	113,850
(1) The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock-based compensation and the corresponding financial statement expense.

(3) Excludes stock-based compensation expense of $753 for the year ended December 31, 2020 related to the Expense Reduction Plan, as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$339,342	$151,553	$951,373	$551,451
Cost of revenue	159,607	11,454	294,015	42,706
Gross profit	179,735	140,099	657,358	508,745
Stock-based compensation expense included in Cost of revenue	106	52	417	293
Acquisition-related expenses included in Cost of revenue	—	—	—	22
Restructuring expenses included in Cost of revenue	—	—	—	1,051
Amortization of acquired intangible assets included in Cost of revenue(1)	20,806	—	20,806	—
Non-GAAP gross profit	$200,647	$140,151	$678,581	$510,111

GAAP gross profit margin	53%	92%	69%	92%
Non-GAAP gross profit margin	59%	92%	71%	93%

(1) We have recorded a $14.9 million adjustment related to the presentation of amortization of developed technology, acquired in the CarOffer acquisition on January 14, 2021, in our consolidated statement of operations for the three and twelve months ended December 31, 2021. We had previously recorded amortization expense as a component of operating expenses but given the underlying nature of the asset we believe the amortization more closely aligns with cost of goods sold. We assessed the materiality of this reclass on the historical financial statements, individually and in aggregate, and concluded the effect of the reclass was not material to our consolidated financial statements for any of the periods.

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended December 31,
	2021						2020
	GAAP expense	Stock-based compensation expense	Amortization of acquired intangible assets(3)	Acquisition-related expenses	Restructuring expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses	Non-GAAP expense
Cost of revenue	$159,607	$(106)	$(20,806)	$—	$—	$138,695	$11,454	$(52)	$—	$—	$—	$11,402
S&M	89,639	(3,761)	—	—	—	85,878	67,183	(2,358)	—	—	—	64,825
P,T&D(1)	27,090	(4,704)	—	—	—	22,386	19,997	(4,880)	—	—	—	15,117
G&A	30,583	(16,037)	—	—	—	14,546	17,869	(3,397)	—	(1,938)	—	12,534
Depreciation & amortization	(11,501)	—	13,012	—	—	1,511	1,589	—	(581)	—	—	1,008
Operating expenses(2)	$135,811	$(24,502)	$13,012	$—	$—	$124,321	$106,638	$(10,635)	$(581)	$(1,938)	$—	$93,484
Total expenses	$295,418	$(24,608)	$(7,794)	$—	$—	$263,016	$118,092	$(10,687)	$(581)	$(1,938)	$—	$104,886
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

(3) We have recorded a $14.9 million adjustment related to the presentation of amortization of developed technology, acquired in the CarOffer acquisition on January 14, 2021, in our consolidated statement of operations for the three and twelve months ended December 31, 2021. We had previously recorded amortization expense as a component of operating expenses but given the underlying nature of the asset we believe the amortization more closely aligns with cost of goods sold. We assessed the materiality of this reclass on the historical financial statements, individually and in aggregate, and concluded the effect of the reclass was not material to our consolidated financial statements for any of the periods.

	Year Ended December 31,
	2021						2020
	GAAP expense	Stock-based compensation expense	Amortization of acquired intangible assets(4)	Acquisition-related expenses	Restructuring expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses(3)	Non-GAAP expense
Cost of revenue	$294,015	$(417)	$(20,806)	$—	$—	$272,792	$42,706	$(293)	$—	$(22)	$(1,051)	$41,340
S&M	290,574	(12,801)	—	—	—	277,773	256,979	(10,564)	—	(152)	(1,668)	244,595
P,T&D(1)	106,423	(22,289)	—	—	—	84,134	85,726	(20,741)	—	(527)	(679)	63,779
G&A	97,678	(42,203)	—	(709)	—	54,766	62,166	(13,723)	—	(2,205)	(116)	46,122
Depreciation & amortization	14,415	—	(9,346)	—	—	5,069	6,118	—	(1,993)	—	—	4,125
Operating expenses(2)	$509,090	$(77,293)	$(9,346)	$(709)	$—	$421,742	$410,989	$(45,028)	$(1,993)	$(2,884)	$(2,463)	$358,621
Total expenses	$803,105	$(77,710)	$(30,152)	$(709)	$—	$694,534	$453,695	$(45,321)	$(1,993)	$(2,906)	$(3,514)	$399,961
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

(3) Excludes stock-based compensation expense of $753 for the year ended December 31, 2020 related to the Expense Reduction Plan, as the amount is already included within the stock-based compensation line item.

(4) We have recorded a $14.9 million adjustment related to the presentation of amortization of developed technology, acquired in the CarOffer acquisition on January 14, 2021, in our consolidated statement of operations for the three and twelve months ended December 31, 2021. We had previously recorded amortization expense as a component of operating expenses but given the underlying nature of the asset we believe the amortization more closely aligns with cost of goods sold. We assessed the materiality of this reclass on the historical financial statements, individually and in aggregate, and concluded the effect of the reclass was not material to our consolidated financial statements for any of the periods.

Unaudited Reconciliation of GAAP Consolidated Net Income to Consolidated Adjusted EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Consolidated net income	$34,159	$25,163	$110,373	$77,553
Depreciation and amortization	10,989	1,412	40,476	10,191
Impairment of long-lived assets(1)	777	1,151	3,128	1,151
Stock-based compensation expense	24,608	10,687	77,710	45,321
Acquisition-related expenses	—	1,938	709	2,906
Restructuring expenses(2)	—	—	—	3,514
Other (income) expense, net	(666)	53	(1,092)	(1,354)
Provision for income taxes	10,431	8,245	38,987	21,557
Consolidated Adjusted EBITDA	80,298	48,649	270,291	160,839
Net income attributable to redeemable noncontrolling interest	(12,690)	—	(20,784)	—
Adjusted EBITDA	$67,608	$48,649	$249,507	$160,839

(1) In December 2021, we revised our definition of Non-GAAP Adjusted EBITDA to exclude the impairment of long-lived assets. This revised definition more accurately reflects management's view of our business and financial performance. For the year-ended December 31, 2021, impairment of long-lived assets includes $2.4 million related to the impairment of long-lived assets for the 9 months ended September 30, 2021.

(2) Excludes stock-based compensation expense of $753 for the year ended December 31, 2020 related to the Expense Reduction Plan, as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents (Used in) Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP net cash and cash equivalents (used in) provided by operating activities	$(36,771)	$47,937	$98,292	$156,743
Purchases of property and equipment	(2,778)	(220)	(7,713)	(2,952)
Capitalization of website development costs	(2,018)	(1,534)	(6,163)	(4,579)
Non-GAAP free cash flow	$(41,567)	$46,183	$84,416	$149,212

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock-based compensation expense, acquisition-related expenses, restructuring expenses, other (income) expense net, and the provision for income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude net income attributable to redeemable noncontrolling interests, adjusted for all prior limitations to Adjusted EBITDA as previously described. We have presented Consolidated Adjusted EBITDA and Adjusted EBITDA because they are key measures used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating each of Consolidated Adjusted EBITDA and Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, restructuring expenses, acquisition-related expenses, and net income attributable to redeemable noncontrolling interests. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share also exclude the change in tax provision from stock-based compensation expense. Our calculations of non-GAAP net income attributable to common stockholders per share utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions as well as restructuring and the significance of the resulting acquisition-related expenses, restructuring expenses, or associated income or losses attributable to redeemable noncontrolling interests, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing digital advertising suite during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites, we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, we count each such visit as a unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our U.K. websites and (iv) Central European Time (or Central European Summer Time when daylight savings is observed) for our Germany, Italy, and Spain websites, which ceased operations in the second quarter of 2020. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com